EX-33.6
(logo) COLUMN FINANCIAL
A Credit Suisse Company

COLUMN FINANCIAL
11 Madison Avenue
New York, NY 10010-3629

Phone 212-325-2000
Fax   212-538-2200
www.columnfinancial.com



Management Assessment

Management of Column Financial, Inc. ("Column") is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d)(1)(ii) of Regulation AB of the Securities and Exchange Commission (the "Applicable Servicing Criteria") for publicly issued commercial mortgage-backed securities issued on or after January 1, 2007, for which Column acted as a Pool Asset Administrator for the assets listed on Appendix B as of and for the year ended December 31, 2007. Column has determined that the servicing criteria included in Item 1122(d) of Regulation AB (other then Item 1122(d)(1)(ii)) are not applicable to Column. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

Column's management has assessed the effectiveness of Column's compliance with the Applicable Servicing Criteria for the period January 1, 2007 though December 31, 2007. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d)(1)(ii) of Item 1122 of Regulation AR.

Based on such assessment, management believes that, for the period January 1, 2007 though December 31, 2007, Column has complied in all material respects with the Applicable Servicing Criteria relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the Applicable Servicing Criteria for the period January 1, 2007 though December 31, 2007.


/s/ Robert A. Barnes  Vice President
3.14.08

/s/ Jeffrey Altabef  Vice President
Name and Title
3.14.08
Date


(page)


(logo) COLUMN FINANCIAL
A Credit Suisse Company

COLUMN FINANCIAL
11 Madison Avenue
New York, NY 10010-3629

Phone 212-325-2000
Fax   212-538-2200
www.columnfinancial.com


Appendix A


Credit Suisse First Boston Mortgage Securities Corp., Series 2007-C1 Credit Suisse First Boston Mortgage Securities Corp., Series 2007-C2 Credit Suisse First Boston Mortgage Securities Corp., Series 2007-C3 Credit Suisse First Boston Mortgage Securities Corp., Series 2007-C4 Credit Suisse First Boston Mortgage Securities Corp., Series 2007-C5



-2-


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Appendix B


Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates
Series 2007-C1

Mansions at Steiner Ranch
Mansions on the Green I
Mansions at Canyon Creek
Mansions on the Green II
Plymouth Corp Center
Golden Cove
Parkwood II
Cinnamon Ridge Apartments
Hampton Inn Riverplace
EPS Building
Amberley House


(page)


Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates
Series 2007-C2

Midwestern Distribution Portfolio
Wildewood Portfolio
Schaumburg Corners (REFI)
Sturbridge Square Apartments
Parke Orcutt Apartments
Sands Point Apartments
Comcast Woodridge
Hammonton Retail Center
Heritage Park Estates
Greensboro village Shopping Center
720 Washington Avenue
Shops on Galaxie
Mequon Marketplace
Southern Oaks Apartments
Village Plaza Apartments - West Wing
Windward Way Shopping Center
Douglas Physicians Center
Huntington Park Apartments
Boise Block 44
Centre Apartments
Savannah Suites Norfolk
Chapelwood Apartments
Savannah Suites Chesapeake
Wyndham Hills
Meadow View Shopping Plaza
Emerald Center
Stone Oak North
Parkway East Townhomes
Maple Ridge Apartments
Country Squire Apartments
Malvern Post Office Building


(page)


Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates
Series 2007-C3

Lexington Financial Center
Quince Diamond Executive Center
Schaumburg Villas
Lake Jasmine Apartments
Premier Corporate Centre
Windmill Landing Apartments
Avalon Park Town Center Phase I
Castleberry Southard Crossing
Pinecrest Shopping Center
Founders Crossing North
Canoe Creek
Hampton Inn Northlake
Karric Square
Crestview Marketplace
Charleswood Apartments
Comfort Inn Skokie
Town and Country Shopping Center
Hannaford Suites Hotel
Centre Stage at Walkertown
Corporate Centre
Grand Pointe Shopping Center
Oak Lawn Train Station Retail
The Shops at Library Court
Executive Center III
Centre at Kings Lake
Pine Lake Village Apartments
401-431 North Raddant Road
Pine Grove Marketplace
Day Heights Meadows Apartments
Arbor Tech
Brighton Manor Apartments


(page)


Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates
Series 2007-C4

Grove Square Shopping Center
Hillside Village Shopping Center
Egizii Portfolio
Champions Park Apartments
The Madison Hotel
University Square
University Centre I
Champions Centre Apartments
Temescal Plaza
565 Metro Place
RV Dakota Ridge RV Park
RV Elk Meadows RV Park
RV Spruce Lake RV Park
Northridge Shopping Center
Design Market
City Center MOB
Prominence Shops at Liberty Park
Comfort Inn & Suites Mansfield
Santa Fe Trails Apartments
Sleep Inn & Suites Metairie
Providence Plaza & Shoppes at Midtown
Dunn Commons
3100 University Boulevard
Office Depot Greensboro
Sweetwater Crossings
Drug Mart Plaza - ROLLUP


(page)


Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates
Series 2007-C5

Allanza at the Lakes
Breton Mill Apartments
Summit Plaza Shopping Center
Hidden Lake Apartments
Champion Oaks Apartments
Durango Town Center
Laurel Avenue Development
Mustang Crossing
Giant Eagle Plaza
Palmer Crossing - Parcel B
Kmart Chicago
Wickersham Green Apartments
Weeksville Crossing
Centre at Eagle's Nest
Holcomb Bridge Business Center
Bayview Tower Office Building
Country Inn Stafford
Masonic Temple Building
The Gallery Apartments
Cedar Ridge Crossing
Costco & North Fork Bank
Centre Stage at High Point
Bear Grounds I & II Apartments
Avery Building
Loveland Crossing